Exhibit 10.2

Date: January 9th, 2026

To:	FST Corp., a Cayman Islands exempted (the “Counterparty”), and Femco Steel Technology Co., Ltd., a company limited by shares incorporated and in existence under the laws of Taiwan with uniform commercial number of 04465819 (the “Target”).

Address:	38 Beach Road #29-11 South Beach Tower Singapore

From:	Harraden Circle Investors, LP (“HCI”), (ii) Harraden Circle Special Opportunities, LP (“HCSO”) (with HCI and HCSO collectively as “Seller”)

Re:	Amendment No. 1 to Prepaid Share Forward

The purpose of this amendment (this “Amendment”) is to confirm the amended and restated terms and conditions of that certain Prepaid Share Forward (the “Confirmation”) between the Counterparty, Target and Seller dated as of December 27, 2024. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Confirmation.

1.	Amended and Restated Terms

The paragraph entitled “Valuation Date” in the Confirmation is hereby amended and restated as follows:

Valuation Date:	The date that is [24-months] after the closing of the transactions between Counterparty and Target (the “Business Combination”) pursuant to the Business Combination Agreement, dated as of December 22, 2023 (the “Merger Agreement”) (the “Maturity Date”).

2.	Other Provisions

(a)	Ratification. Except as expressly modified in Section 1 of this Amendment, the Confirmation is hereby ratified and remains in full force and effect. To the extent there is any conflict between the terms of this Amendment and the Confirmation, the terms of this Amendment shall govern.

(b)	Disclosure. The Counterparty shall preview with Seller all public disclosure relating to this Amendment and shall consult with Seller to ensure that such public disclosure, including the Form 8-K that announces this Amendment adequately discloses the material terms and conditions of this Amendment in form and substance reasonably acceptable to Seller (the “Amendment 8-K Filing”); provided that the Amendment 8-K Filing shall be publicly filed within one (1) Business Day after the date of this Amendment (the “Amendment Cleansing Deadline”) to ensure that Seller is not in possession of material non-public information as a result of the transactions outlined herein. From and after the Amendment Cleansing Deadline, the Counterparty shall have disclosed all material, non-public information (if any) provided to the Seller by the Counterparty or any of its subsidiaries or any of their respective officers, directors, employees or agents in connection with this Amendment. In addition, effective upon the Amendment Cleansing Deadline, the Counterparty acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Counterparty, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Seller or any of its affiliates, on the other hand, shall terminate.

(c)	Counterparts. This Amendment may be executed in one or more electronic counterparts, all of which taken together shall constitute one and the same instrument.

(d)	Governing Law. The provisions of this Amendment shall be governed by the laws of the State of New York (without reference to choice of law doctrine).

[Signature page follows]

Very truly yours,

HARRADEN CIRCLE INVESTORS, LP HARRADEN CIRCLE SPECIAL OPPORTUNITIES, LP

By:	/s/ Frederick V. Fortmiller Jr.
Name:	Frederick V. Fortmiller Jr.
Title:	Authorized Signatory

Agreed and accepted by:

FST CORP.

By:	/s/ David Chuang
Name:	David Chuang
Title:	CEO

FEMCO STEEL TECHNOLOGY CO., LTD.

By:	/s/ David Chuang
Name:	David Chuang
Title:	CEO